Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to inclusion in this Prospectus, constituting a part of this Amendment No. 2 to the Registration Statement of Photomedex, Inc. on Form S-4 of our report dated March 23, 2010, on our audits of the consolidated financial statements of Photomedex, Inc. and Subsidiaries, (the “Company”) as of December 31, 2009 and for each of the two years then ended. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ AMPER, POLITZINER & MATTIA, LLP

Edison, New Jersey

November 1, 2011